Exhibit 5.1

September 14, 2021

Knowlton Development Corporation, Inc.

375 Rolland-Therrien boulevard, Suite 210

Longueuil, Québec

Canada J4H 4A6

Re:	Knowlton Development Corporation, Inc.

Registration Statement on Form S-1

We have acted as Canadian counsel to Knowlton Development Corporation, Inc., a corporation existing under the Business Corporation Act (British Columbia) (the “Company”), in connection with the registration pursuant to a registration statement, as amended to date (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the offering (the “Offering”) of 57,142,857 common shares of the Company (the “Shares”), including up to 8,571,428 Shares that may be issued and sold upon exercise of an over-allotment option granted under the Underwriting Agreement (as defined below). The Shares will be issued and sold as described in the Registration Statement pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by the Company and the underwriters (the “Underwriting Agreement”).

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

a)	the certificate of amalgamation, the certificate of change of name and the articles of the Company;

b)

the form of articles of the Company to be effective upon completion of the Offering (the “Articles”) and the related form of notice of alteration (the “Notice of Alteration”) that will be filed to alter the notice of articles of the Company;

c)	certain resolutions of the Company’s directors and shareholders;

d)	a certificate of an officer of the Company.

We have also reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion. In examining all documents and providing our opinion we have assumed that:

a)

all individuals have the requisite legal capacity, all signatures are genuine, all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

b)	the Underwriting Agreement will have been duly entered into pursuant to the authorizing resolutions of the Board of Directors of the Company;

c)	all necessary corporate actions and steps in connection with the Share Capital Amendments (as defined in the Registration Statement) will have been completed prior to the closing of the Offering; and

d)

at or prior to the time of the issuance and delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the Shares will have been registered under the Securities Act pursuant to the Registration Statement and such Registration Statement will not have been modified or rescinded.

We are qualified to carry on the practice of law in the Province of British Columbia and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. This opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee of any other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise the addressee of any other change in any matter addressed in this opinion. This opinion is rendered solely in connection with the Registration Statement and is expressly limited to the matters set forth below, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Shares.

Based upon and subject to the foregoing, we are of opinion that the Shares have been duly authorized, and following the filing of the Notice of Alteration with the Registrar of Companies for British Columbia and the Articles becoming effective, the Shares, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours very truly,

(s) Stikeman Elliott LLP

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